UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MVC Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3346760
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

287 Bowman Avenue, 2nd Floor Purchase, NY	10577
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.25% Senior Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-219377
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 6.25% Senior Notes due 2022 contained in the sections entitled “Description of the Notes” in the Prospectus Supplement, dated November 9, 2017 and “Description of Securities — Debt Securities” in the Prospectus contained therein, dated September 26, 2017, that was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on November 9, 2017, is incorporated by reference herein.

Item 2.         Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibits

2.1

Form of Indenture, dated February 26, 2013, between MVC Capital, Inc. and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit (d)(2) filed as Post-Effective Amendment No. 1 to MVC Capital, Inc.’s Registration Statement on Form N-2 (Filed No. 333-184803), filed on January 23, 2013).

2.2

Form of Second Supplemental Indenture, dated November 15, 2017, between MVC Capital, Inc. and U.S. Bank National Association, as trustee (Incorporated by reference to Form 8-K (Filed No. 814-00201), filed on November 15, 2017).

2.3	Form of 6.25% Senior Unsecured Notes due 2022 (Incorporated by reference to Form 8-K (Filed No. 814-00201), filed on November 15, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MVC Capital, Inc.

Date: November 15, 2017	By:	/s/ Scott Schuenke
	Name:	Scott Schuenke
	Title:	Chief Financial Officer